PROXY

FIRST CHESTER COUNTY CORPORATION

ANNUAL MEETING OF SHAREHOLDERS, APRIL 15, 2008

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF FIRST CHESTER COUNTY CORPORATION

The undersigned, revoking any contrary proxy previously given, hereby appoints John C. Stoddart and Andrew H. Stump (the “Proxies”), and each of them, jointly and severally, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the Annual Meeting of Shareholders of First Chester County Corporation (the “Corporation”) to be held on April 15, 2008, and at any postponement or adjournment of such meeting, and to vote, as designated on the reverse side of this proxy card, all shares of Common Stock of the Corporation held of record by the undersigned on February 29, 2008, with all the powers and authority the undersigned would possess if personally present. By signing and returning this proxy, the undersigned gives the Proxies discretionary authority regarding any other business which may properly come before the Annual Meeting, or any adjournment or postponement thereof, including any matters incident to the conduct of the Annual Meeting.

The Board of Directors recommends a vote “FOR” the election of the nominees to serve as Class III Directors. This proxy, when properly executed and returned in a timely manner, will be voted as directed. If no direction is specified, then the proxy will be voted “FOR” each of the four nominees to serve as Class III Directors.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

FIRST CHESTER COUNTY CORPORATION

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to First Chester County Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

This proxy will be voted as directed. If no directions to the contrary are indicated, the Proxies intend to vote “FOR” each nominee for director.

Vote on Directors

1.	ELECTION OF FOUR CLASS III DIRECTORS (Term to expire in 2011)

Nominees:	1)	JOHN A. FEATHERMAN, III
	2)	JOHN S. HALSTED
	3)	J. CAROL HANSON
	4)	EDWARD A. LEO

For All ☐	Withhold All ☐	For All Except ☐

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

____________________________________________________

This proxy will be voted for each nominee for whom authority to vote is not withheld.

By signing and returning this proxy, the undersigned gives the Proxies discretionary authority regarding any other business which may properly come before the Annual Meeting, or any adjournment or postponement thereof, including any matters incident to the conduct of the Annual Meeting.

Please sign exactly as the name appears to the right. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer and affix corporate seal. If a partnership, please sign in partnership name by general partner.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date